Exhibit 99.1

Quantum-Si Reports Third Quarter 2023 Financial Results

BRANFORD, Conn. -- (BUSINESS WIRE) – Nov. 9, 2023 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing CompanyTM, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter Highlights
●	Recorded revenue of $223,000 in the third quarter of 2023 as the Company continued its previously communicated controlled commercial launch of its Platinum instrument
●
Completed a strategic review of research and development (“R&D”) programs and organizational design; resulting changes will focus development on rapid delivery of capabilities and applications with the highest customer demand

●	First customer data presented in an October webinar titled “Next-generation protein sequencing platform: Advances in protein identification and characterization”
●	Further strengthened the Board of Directors with the addition of independent director Amir Jafri
●	Scaling commercial activities to support a full commercial launch in early 2024

“During the third quarter we completed our previously communicated strategic review of R&D and made some necessary changes.  These changes have positioned us well to focus our R&D efforts on delivering the product improvements and enhancements that our customers are seeking,” said Jeff Hawkins, President and Chief Executive Officer.  “I would like to emphasize that the changes we made, while resulting in lower expenses, are not expected to negatively impact R&D output.  We believe that our new organizational structure and focused set of R&D initiatives will lead to greater R&D effectiveness and result in the accelerated delivery of new capabilities and applications to our customers in 2024 and beyond.  Though the initial signs of our realignment are very encouraging, we are still evolving in our new operating structure.  As we had planned, we expect to continue to operate in our controlled commercial launch status until early 2024, at which point we anticipate transitioning to a full commercial launch.”

Third Quarter 2023 Financial Results
During the third quarter of 2023, the Company continued its controlled commercial launch of its Platinum instrument, recording revenue of $223,000.  Gross profit was $108,000 and gross margin was 48%. For the nine months ended September 30, 2023, the Company recorded revenue of $682,000, gross profit of $310,000, and gross margin of 45%.  The periodic gross margin rate is expected to be variable in the near term as the Company works through the initial stages of commercialization as well as the timing and mix of product sales between instruments and consumable kits.

Total operating expenses were $27.3 million in the third quarter of 2023, compared to $27.7 million for the same period in the prior year, and $83.6 million for the nine months ended September 30, 2023, compared to $85.0 million for the same period in the prior year. Adjusted total operating expenses were $23.9 million in the third quarter of 2023, compared to $23.6 million for the same period in the prior year, and adjusted total operating expenses for the nine months ended September 30, 2023, was $72.6 million compared to $77.9 million for the same period in the prior year.

Net loss was $24.7 million in the third quarter of 2023, compared to a net loss of $31.7 million in the same period of the prior year, and a net loss of $73.9 million for the nine months ended September 30, 2023, compared to a net loss of $99.3 million for the same period in the prior year. Adjusted EBITDA was negative $22.6 million in the third quarter of 2023, compared to negative $22.9 million in the same period of the prior year, and negative $69.2 million for the nine months ended September 30, 2023, compared to negative $76.1 million for the same period in the prior year.  A reconciliation of the non-GAAP financial measures adjusted total operating expenses and adjusted EBITDA is provided in a table included in this press release.

As of September 30, 2023, cash and cash equivalents and investments in marketable securities were $274.6 million.

2023 Financial Outlook
●	The Company expects its full year 2023 adjusted total operating expenses to be approximately $100 million compared to $103.2 million for 2022
●	The Company maintains the expectation that the balance in cash and cash equivalents and investments in marketable securities of $274.6 million as of September 30, 2023 will provide a runway into 2026

Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its third quarter 2023 financial results on Thursday, November 9, 2023, at 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast in the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register online to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.

About Quantum-Si Incorporated
Quantum-Si, The Protein Sequencing CompanyTM, is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at www.quantum-si.com.

Use of Non-GAAP Financial Measures
This press release presents the non-GAAP financial measures “adjusted total operating expenses” and “adjusted EBITDA.” The most directly comparable measures for these non-GAAP financial measures are total operating expenses and net loss. The Company has included below adjusted total operating expenses, which presents the Company’s total operating expenses after excluding goodwill impairment, stock-based compensation and restructuring costs.  In addition, adjusted EBITDA further excludes interest, taxes, depreciation, amortization, dividend income, unrealized and realized gains and losses on marketable securities, changes in fair value of warrant liabilities and other income or expense.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2023.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services and its anticipated cash runway. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability to recognize the benefits of business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the Company's ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized PlatinumTM protein sequencing instrument and the Company’s other products once commercialized; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company's products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s Annual Report for the fiscal year ended December 31, 2022, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue:
Product	$216	$-	$654	$-
Service	7	-	28	-
Total revenue	223	-	682	-
Cost of revenue	115	-	372	-
Gross profit	108	-	310	-
Operating expenses:
Research and development	16,587	16,675	50,588	53,905
Selling, general and administrative	10,696	10,983	33,010	31,093
Total operating expenses	27,283	27,658	83,598	84,998
Loss from operations	(27,175)	(27,658)	(83,288)	(84,998)
Dividend income	2,572	1,381	7,274	3,288
Unrealized gain (loss) on marketable securities	1,953	(4,240)	8,302	(20,384)
Realized loss on marketable securities	(1,901)	(1,348)	(6,489)	(2,399)
Change in fair value of warrant liabilities	(162)	137	(81)	5,121
Other income (expense), net	(15)	15	370	70
Loss before provision for income taxes	(24,728)	(31,713)	(73,912)	(99,302)
Provision for income taxes	-	-	-	-
Net loss and comprehensive loss	$(24,728)	$(31,713)	$(73,912)	$(99,302)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.17)	$(0.23)	$(0.52)	$(0.71)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	141,660,018	139,542,660	141,154,110	139,057,663

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$93,822	$84,319
Marketable securities	180,803	266,990
Accounts receivable, net of allowance for estimated credit losses of $0 and $0, respectively	466	-
Inventory, net	2,325	-
Prepaid expenses and other current assets	7,392	6,873
Total current assets	284,808	358,182
Property and equipment, net	17,606	16,849
Internally developed software	627	-
Operating lease right-of-use assets	14,354	15,757
Other assets	701	697
Total assets	$318,096	$391,485
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,056	$3,903
Accrued expenses and other current liabilities	7,428	10,434
Current portion of operating lease liabilities	1,523	1,369
Total current liabilities	11,007	15,706
Warrant liabilities	1,077	996
Other long-term liabilities	19	-
Operating lease liabilities	13,928	16,077
Total liabilities	26,031	32,779

Commitments and contingencies

Stockholders' equity
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 121,790,534 and 120,006,757 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	12	12
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 19,937,500 shares issued and outstanding as of September 30, 2023 and December 31, 2022	2	2
Additional paid-in capital	765,637	758,366
Accumulated deficit	(473,586)	(399,674)
Total stockholders' equity	292,065	358,706
Total liabilities and stockholders' equity	$318,096	$391,485

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net loss	$(24,728)	$(31,713)	$(73,912)	$(99,302)
Adjustments to reconcile to EBITDA:
Dividend income	(2,572)	(1,381)	(7,274)	(3,288)
Depreciation and amortization	1,170	729	3,063	1,789
EBITDA	$(26,130)	$(32,365)	$(78,123)	$(100,801)
Adjustments to reconcile to Adjusted EBITDA:
Unrealized (gain) loss on marketable securities	(1,953)	4,240	(8,302)	20,384
Realized loss on marketable securities	1,901	1,348	6,489	2,399
Change in fair value of warrant liabilities	162	(137)	81	(5,121)
Other (income) expense, net	15	(15)	(370)	(70)
Stock-based compensation	1,141	4,043	6,914	7,099
Restructuring costs	2,251	-	4,131	-
Adjusted EBITDA	$(22,613)	$(22,886)	$(69,180)	$(76,110)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Total operating expenses	$27,283	$27,658	$83,598	$84,998
Adjustments to reconcile to Adjusted total operating expenses:
Stock-based compensation	(1,141)	(4,043)	(6,914)	(7,099)
Restructuring costs	(2,251)	-	(4,131)	-
Adjusted total operating expenses	$23,891	$23,615	$72,553	$77,899

Investor Contact
Jeff Keyes, CFO
ir@quantum-si.com

Media Contact
Katherine Atkinson, SVP, Commercial Marketing
media@quantum-si.com

Source: Quantum-Si Incorporated